Exhibit 23.2
Consent of Jones Jensen & Company, Independent Certified Public Accountants, related to financial statements for Natural Gas Technologies, Inc.


                        CONSENT OF INDEPENDENT AUDITORS'
                        --------------------------------


Board of Directors
Natural Gas Technologies, Inc. and Subsidiary
Dallas, Texas


We hereby consent to the use in this Registration Statement Natural Gas Technologies, Inc. on Form S-4, of our report dated July 21, 1998 of Natural Gas Technologies, Inc. and Subsidiary for the year ended March 31, 1998, which is a part of this Registration Statement, and to all references to our firm included in this Registration Statement.



Jones, Jensen & Company
Salt Lake City, Utah
September 17, 1998